                                                                   EXHIBIT 99.g8

                AMENDMENT NUMBER ONE TO CUSTODIAN AND INVESTMENT
                ACCOUNTING AGREEMENT BETWEEN THE AMERICAN CENTURY
       FUNDS LISTED ON SCHEDULE 1 AND STATE STREET BANK AND TRUST COMPANY

WHEREAS,  the issuers of the  portfolios  listed on Schedule 1 (the "Funds") and
State Street Bank and Trust Company  ("State  Street")  entered into a Custodian and  Investment  Accounting  Agreement  effective  May 27,  2005  (the  "Custody
Agreement"); and

WHEREAS,  State Street has been  appointed by the board of directors of American
Century  Quantitative  Equity  Funds,  Inc. to serve as  Custodian  for American
Century Long-Short Equity Fund, a series thereof; and

WHEREAS,  State Street is willing to accept such appointment  under the terms of the Custody Agreement;

NOW, THEREFORE,  State Street and the Funds agree to amend the Custody Agreement in the following manner:

     1.   Effective  September 30, 2005,  Schedule 1 of the Custody Agreement is
          replaced by the attached amended Schedule 1 to reflect the addition of
          American Century Long-Short Equity Fund.

All other terms and conditions of the Custody Agreement remain in full force and effect.

FUNDS LISTED ON SCHEDULE I               SIGNATURE ATTESTATION

By:     /s/ Charles A. Etherington       By:     /s/ Ward D. Stauffer
        -----------------------------            -----------------------------

Title:  Vice President                   Title:  Secretary
        -----------------------------            -----------------------------

STATE STREET BANK AND TRUST              SIGNATURE ATTESTATION
COMPANY

By:     W. Andrew Fry                    By:     /s/ Mary Moran Zeven
        -----------------------------            -----------------------------

Title:  Senior Vice President            Title:  Senior Vice President
        -----------------------------            -----------------------------

                                       1

        SCHEDULE 1 - FUNDS/PORTFOLIOS (Amended as of September 30, 2005)

American  Century  Inflation-Protection  Bond Fund, a series of American Century
Investment Trust

American  Century   International  Bond  Fund,  a  series  of  American  Century
International Bond Funds

American  Century   Long-Short   Equity  Fund,  a  series  of  American  Century
Quantitative Equity Funds, Inc.

                                       2